Exhibit 5.1

July 29, 2013

Box Ships Inc.
15, Karamanli Avenue
Voula, 16673
Athens, Greece

                      Re:           Box Ships Inc.

Ladies and Gentlemen:

We have acted as counsel to Box Ships Inc. (the "Company") in connection with (i) the preparation of the Company's registration statement on Form F-3 (File No. 333-181076) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 1, 2012, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company in one or more public offerings of an aggregate of $500,000,000 of securities, including shares of the Company's common stock, including preferred stock purchase rights (the "Preferred Stock Purchase Rights"), par value $0.01 per share (the "Common Shares"), shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights") and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Stock Purchase Rights, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Rights, the "Securities"), and the prospectus of the Company included in the Registration Statement (the "Base Prospectus"); and (ii) the preparation of a preliminary prospectus supplement to the Base Prospectus dated July 16, 2013, as amended and supplemented (the "Preliminary Prospectus Supplement"), and a final prospectus supplement to the Base Prospectus dated July 24, 2013 (the "Final Prospectus Supplement") with respect to the Company's public offering of 558,333 shares of the Company's 9.00% Series C Cumulative Redeemable Perpetual Preferred Shares (the "Series C Preferred Shares") and the potential issuance of up to 13,958,325 Common Shares (the "Conversion Shares"), including related preferred stock purchase rights (the "Conversion Preferred Stock Purchase Rights"), issuable upon conversion of the Series C Preferred Shares, pursuant to the Company's Statement of Designation governing the Series C Preferred Shares, subject to adjustment as provided therein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Base Prospectus; (ii) the Preliminary Prospectus Supplement; (iii) the Final Prospectus Supplement; (iv) the Stockholders Rights Agreement dated as of April 18, 2011 (the "Rights Agreement"); and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

Box Ships Inc.
July 29, 2013

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Series C Preferred Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the Conversion Shares have been duly authorized and, when issued and delivered pursuant to the Final Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York, the Conversion Preferred Stock Purchase Rights, when issued and delivered pursuant to the Final Prospectus Supplement, will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP